Exhibit 10.1

SECOND AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Second Amendment to Business Combination Agreement (the “Amendment”) is effective as of September 21, 2023, by and among QT Imaging, Inc., a Delaware corporation (“QT Imaging”), GigCapital5, Inc., a Delaware corporation (“GigCapital5”) and QTI Merger Sub, Inc., a Delaware corporation (“Merger Sub,” and together with QT Imaging and GigCapital5, the “Parties,” and individually, a “Party”). Certain capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the BCA (as defined below).

RECITALS

WHEREAS, QT Imaging, GigCapital5 and Merger Sub are parties to that certain Business Combination Agreement dated as of December 8, 2022, as amended by that First Amendment to Business Combination Agreement dated May 5, 2023 (the “BCA”), pursuant to which QT Imaging intends to merge with Merger Sub, with QT Imaging surviving the merger as a wholly owned subsidiary of GigCapital5;

WHEREAS, Section 9.04 of the BCA provides that the Parties may amend the BCA at any time prior to the Effective Time by an instrument in writing signed by each of the Parties; and

WHEREAS, QT Imaging, GigCapital5 and Merger Sub desire to amend the BCA as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The above recitals are hereby incorporated by reference into this Amendment as if set forth in full in the body hereof and each Party represents and warrants that, as to it, said recitals are true and accurate.

2. Amendment.

(a) The Parties hereby amend and restate certain of the definitions set forth in Section 1.01 of the BCA;

(b) the Parties hereby delete the definition of “Available Cash” in Section 1.01 of the BCA in its entirety;

(c) the parties hereby amend and restate Sections 1.02, 2.05, 5.16, 7.18, 7.20 and 10.01 of the BCA in their entirety;

(d) the parties hereby amend and restate the preamble of Section 3.04 of the BCA;

(e) the parties hereby amend and restate Section 3.07(c) of the BCA;

(f) the parties hereby amend and restate Sections 8.02(l) and (m) of the BCA;

(g) the parties hereby delete Sections 8.03(e), (g) and (h) of the BCA in their entirety, and renumber the remaining subsections of Section 8.03 to be from Section 8.03(a)-(i).

(h) the parties hereby amend and restate Section 9.01(b) of the BCA;

(i) the parties hereby amend and restated Schedules 2.05 and 3.04(g) to the BCA in their entirety; and

(j) the parties hereby add Schedule 3.04 to the BCA,

with each amendment and addition (but not the deletions set forth in clauses (b) and (g) above) in the form attached hereto as Exhibit A.

3. Interpretation. The terms of Section 1.03 of the BCA are hereby incorporated into this Amendment by reference.

4. BCA Provisions. Except as specifically amended hereunder, all of the terms and conditions of the BCA remain in full force and effect and this Amendment shall be governed by, and construed and enforced in accordance with, such terms and conditions. In the event of a conflict between the provisions of this Amendment and the provisions set forth in the BCA, this Amendment shall control.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

6. Applicable Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware and without reference to the choice or conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction.

7. Successors and Assigns. No Party to this Amendment may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Amendment without the express prior written consent of each other Party to this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties to this Amendment and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 7 shall be void.

[Signature Page Follows]

2

IN WITNESS WHEREOF, GigCapital5, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GIGCAPITAL5, INC.

By
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

QTI MERGER SUB, INC.

By
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

QT IMAGING, INC.

By
Name: Dr. John Klock
Title: Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement]

EXHIBIT A

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Aggregate Closing Merger Consideration Value” means: (a) the sum of (i) $151,000,000, plus (ii) the Aggregate Exercise Price, plus (iii) the Company Closing Cash; plus (iv) the Paid Company Transaction Expenses; minus (b) the Company Closing Debt.

“Aggregate Excess Company Transaction Expenses Shares” means a number of shares of GigCapital5 Common Stock equal to the quotient of (a) the amount of Company Transaction Expenses in excess of the Company Transaction Expenses Cap, if any, divided by (b) $10.00, and rounded up to the nearest whole share; and shall include all shares to be issued to Exit Strategy Partners, LLC as payment of the Company Transaction Expenses for such entities.

“Company Closing Debt” means all Company Debt outstanding as of immediately prior to the Effective Time, and which shall not include the Converting Notes (so long as such Convertible Promissory Note is converted as contemplated by this Agreement) or the Company New Note.

“Company New Note” means the Fifth Amended and Restated Promissory Note, dated as of September 15, 2023, issued by an affiliate of Dr. John Klock to the Company with an aggregate principal amount of $650,000.

“Yorkville Notes” means the Convertible Promissory Notes to be issued in the principal amounts of $5,500,000 and $4,500,000, respectively, pursuant to the Yorkville SEPA, if GigCapital5 is successful in entering into the Yorkville SEPA.

“Yorkville SEPA” means a Standby Equity Purchase Agreement that GigCapital5 may enter into with YA II PN, LTD., a Cayman Islands exempt limited partnership.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2024 Earnout Shares	§ 3.07(c)(i)
2025 Earnout Shares	§ 3.07(c)(ii)
2026 Earnout Shares	§ 3.07(c)(iii)
2025 Q3 Form 10-Q	§ 3.07(c)(ii)
2026 Q3 Form 10-Q	§ 3.07(c)(ii)
Action	§ 4.09
Agreement	Preamble
Alternative Transaction	§ 7.05(a)
Antitrust Laws	§ 7.13(a)
Assumed Warrant	§ 3.01(c)
Awards	§ 7.06
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.05(b)
Certificate of Merger	§ 2.02(a)

Defined Term	Location of Definition
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Company	Preamble
Company Board	Recitals
Company Directors	§ 2.05(c)
Company Disclosure Schedule	Article IV
Company D&O Tail Insurance	§ 7.07(b)
Company Permits	§ 4.06
Company Preferred Stock	§ 4.03(a)
Company Share Awards	§ 4.03(a)
Company Stockholder Approval	§ 4.19
Company Subsidiary	§ 4.01(a)
Company Transaction Expenses	§ 3.04(a)
Confidentiality Agreement	§ 7.04(b)
Contingent Worker	§ 4.12(h)
Contribution	§ 4.14(e)
DGCL	Recitals
Effect	§ 1.01
Effective Time	§ 2.02(a)
Environmental Permit	§ 4.15
Equity Plan	§ 7.06
ERISA	§ 4.11(a)
ERISA Affiliate	§ 4.11(c)
Estimated Closing Statement	§ 3.06(a)
Exchange Act	§ 4.22
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exchanges	§ 2.05(b)
Financial Statements	§ 4.07(b)
GAAP	§ 4.07(a)
GigCapital5	Preamble
GigCapital5 Board	Recitals
GigCapital5 Closing Statement	§ 3.06(b)
GigCapital5 Preferred Stock	§ 5.03(a)
GigCapital5 Proposals	§ 7.01(a)
GigCapital5 SEC Reports	§ 5.07(a)
GigCapital5 Stockholders’ Meeting	§ 7.01(a)
GigCapital5 Transaction Expenses	§ 3.04(b)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.11(k)
HITECH	§ 4.14(i)
Improvements	§ 1.01

Defined Term	Location of Definition
Initial PCAOB Financial Statements	§ 7.14
Initial Post-Closing QTI Holdings Directors	§ 2.05(c)
Intended Tax Treatment	Recitals
Land	§ 1.01
Law(s)	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter of Transmittal	§ 3.02(b)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Nasdaq	§ 2.05(b)
NYSE	§ 2.05(b)
OFAC	§ 4.17(b)
Outside Date	§ 9.01(b)
Paid Company Transaction Expenses	§ 3.04(a)
Paid GigCapital5 Transaction Expenses	§ 3.04(b)
PCAOB Financial Statements	§ 7.14
Per Share Merger Consideration	§ 3.01(a)(i)
Plans	§ 4.10(a)
PPACA	§ 4.10(k)
Pre-Signing In-the-Money Company Warrants	§ 4.03(e)
Prior Financial Statements	§ 4.07(a)
Privacy Requirements	§ 4.14(i)
Property	§ 4.14(k)
Pro Rata Share	§ 3.07(e)
Proxy Statement	§ 7.01(a)
Referral Recipient	§ 4.24(e)
QTI Holdings	Recitals
QTI Holdings Board	§ 2.05(a)
QTI Independent Directors	§ 2.05(b)
Referral Source	§ 4.24(e)
Registration Rights Agreement	Recitals
Registration Statement	§ 7.01(a)
Release Notice	§ 3.07(b)
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
SEC	§ 5.07(a)
Securities Act	§ 5.07(a)
Security Incident	§ 4.14(m)

Defined Term	Location of Definition
Sponsor	Recitals
Sponsor Directors	§ 2.05(b)
Sponsor Support Agreement	Recitals
Standards Organizations	§ 4.14(s)
Stockholder Support Agreement	Recitals
Surviving Corporation	§ 2.01
Tail Policies	§ 7.07(e)
Terminating Company Breach	§ 9.01(f)
Terminating GigCapital5 Breach	§ 9.01(g)
Top Customer	4.14(z)
Top Supplier	4.14(z)
Transfer Agent Cancellation	§ 3.02(b)
Trust Account	§ 5.17
Trust Agreement	§ 5.17
Trust Fund	§ 5.17
Trustee	§ 5.17
Unpaid Company Transaction Expenses	§ 3.04(a)
Unpaid GigCapital5 Transaction Expenses	§ 3.04(b)
WARN Act	§ 4.12(c)
Written Consent	§ 7.03

SECTION 2.05 Directors and Officers.

(a) Each of the parties hereto shall take all such action within its power as may be necessary or appropriate, including by causing certain directors of GigCapital5 to resign, such that, effective as of the Closing, (i) the “QTI Holdings Board” shall consist of six (6) directors (but the authorized number of members of the QTI Holdings Board shall be seven (7) directors, with such seventh (7th) member of the QTI Holdings Board to be chosen in the manner as provided for in Section 2.05(d), and if filled by the GigCapital5 Board prior to the Closing, shall take office immediately upon the Closing); (ii) the initial members of the QTI Holdings Board are the individuals determined in accordance with among other areas, the four key areas outlined in the signed letter of intent, Section 2.05(b), Section 2.05(c), and Section 2.05(e), as applicable; and (iii) the initial members of the compensation committee, audit committee and nominating and corporate governance committee of the QTI Holdings Board are the individuals determined in accordance with Section 2.05(d). In addition, the initial directors and officers of the Surviving Corporation shall be mutually agreed by GigCapital5 and the Company to be effective immediately after the Closing.

(b) Three (3) named individuals as set forth under the heading “Initial Post-Closing QTI Holdings Directors” and the subheading “Sponsor Directors” on Schedule 2.05 shall serve as Class I, Class II or Class III Directors (as each such term is defined in the QTI Holdings Organizational Documents following the Effective Time), as specified on Schedule 2.05, on the QTI Holdings Board effective as of the Closing (the “Sponsor Directors”). Each of such Sponsor Directors are qualified to serve as “independent directors” under the listing rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange (the “NYSE”) or NYSE American (the “NYSE American,” and together with Nasdaq and NYSE, the “Exchanges”), applicable to service on committees of the QTI Holdings Board (“QTI Holdings Independent

Directors”). GigCapital5 may, with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual on the QTI Holdings Board with any other individual prior to the filing of the Registration Statement and Proxy Statement with the SEC by amending such list to include such replacement individual, provided, that such replacement individuals meet all the requirements of this Agreement, including being qualified to serve as QTI Independent Directors under the listing rules and regulations of the Exchanges.

(c) Three (3) named individuals as set forth under the heading “Initial Post-Closing QTI Holdings Directors” and the subheading “Company Directors” on Schedule 2.05 shall serve as Class I, Class II or Class III Directors, as specified on Schedule 2.05, on the QTI Holdings Board effective as of the Closing (the “Company Directors” and, collectively with the Sponsor Directors, the “Initial Post-Closing QTI Holdings Directors”). At least one (1) of the Company Directors shall be qualified to serve as a QTI Holdings Independent Director under the listing rules and regulations of the Exchanges. The Company may, with the prior written consent of GigCapital5 (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual with any other individual prior to the filing of the Registration Statement and Proxy Statement with the SEC by amending such list to include such replacement individual, provided, that such replacement individuals meet all the requirements of this Agreement and at least one (1) of the individuals designated to the QTI Holdings Board pursuant to this Section 2.05(c) must be qualified to serve as a QTI Holdings Independent Director under the listing rules and regulations of the Exchanges. If for any individual who has been nominated to serve as a QTI Holdings Independent Director, such individual is not so qualified, then GigCapital5 shall omit from its proxy materials any such nominee, and any such nomination shall be disregarded and no vote on any such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by GigCapital5.

(d) The one (1) authorized seat of the QTI Holdings Board that shall be vacant at the Closing shall be filled following the Closing by the QTI Holdings Board (unless filled by the GigCapital5 Board prior to Closing) with one (1) individual selected by the individual with “Chairman of the QTI Holdings Board” set forth opposite his name on Schedule 2.05, who will inform the Chief Executive Officer of the Company of the selection, and who is qualified to serve as a QTI Holdings Independent Director, is a key opinion leader who can support QTI Holdings’ business, technology and financing initiatives, and who has experience appropriate for service on the board of directors of a public company.

(e) The individual with “Chairman of the QTI Holdings Board” set forth opposite his name on Schedule 2.05 shall serve as the Chairman of the QTI Holdings Board effective as of the Closing. Each of the individuals with “Compensation Committee,” “Audit Committee,” and/or “Nominating and Corporate Governance Committee” set forth opposite his or her name on Schedule 2.05 shall serve as a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee of the QTI Holdings Board, respectively, effective as of the Closing. Notwithstanding the foregoing, each of such individuals must be QTI Holdings Independent Directors and must meet the rules and regulations of the Exchanges regarding committee membership, and if the requirement set forth in this sentence is not met, GigCapital5 shall omit from its proxy materials any such nominee for service on such committee of the QTI Holdings Board.

SECTION 3.04 Payment of Expenses. For the avoidance of doubt, provided that the Yorkville SEPA is entered into, all payments of Unpaid Company Transaction Expenses and Unpaid GigCapital5 Transaction Expenses shall be made in accordance with a payment schedule that the parties are continuing to refine, but that is currently as outlined in Schedule 3.04 hereto.

SECTION 3.07 Earnout.

(c) The Merger Consideration Earnout Shares shall be released and delivered as follows:

(i) promptly following the date on which QTI Holdings files its quarterly report on Form 10 Q with respect to its fiscal quarter ended September 30, 2024 with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2024 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, on or prior to such filing date, the Company has obtained a formal FDA clearance for breast cancer screening with respect to its breast scanning systems, which remains in full force and effect as of such filing date; provided, that the 2024 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if, in addition, during the fifteen months ended September 30, 2024, the Company either (A) makes at least eight bona fide placements of its breast scanning systems globally or (B) has revenue of at least $4,400,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such fifteen month period;

(ii) promptly following the date on which QTI Holdings files its quarterly report on Form 10 Q with respect to its fiscal quarter ended September 30, 2025 (the “2025 Q3 Form 10-Q”) with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2025 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during the twelve months ended September 30, 2025, (A) the Company achieves annual revenue of at least $17,100,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such twelve month period, and (B) the Company makes at least four placements of its breast scanning systems in the United States; provided, that the 2025 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved: (x) on or prior to such filing date, the Company has obtained a formal FDA clearance for a new indication for use of its breast scanning systems (other than any indication obtained prior to the beginning of the twelve months ended September 30, 2025), which remains in full force and effect as of such filing date; or (y) the Company achieves clinical-quality patient images with the Company’s open angle scanner no later than the filing date of the 2025 Q3 Form 10-Q;

(iii) promptly following the date on which QTI Holdings files its quarterly report on Form 10-Q with respect to its fiscal quarter ended September 30, 2026 (the “2026 Q3 Form 10-Q”), an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2026 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company

Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during the twelve months ended September 30, 2026, (A) the Company has revenue of at least $30,000,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such twelve month period, or (B) the VWAP of shares of QTI Holdings Common Stock equals or exceeds $15 per share for twenty (20) of any thirty (30) consecutive trading days on the Exchanges; provided, that the 2026 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved on or prior to such filing date: (x) the Company has obtained a formal FDA clearance of its open angle scanner, which remains in full force and effect as of such filing date; or (y) the Company receives net positive results in bona fide clinical trials, conducted in accordance with generally accepted industry standards, for its open angle scanner, as reported no later than the filing date of the 2026 Q3 Form 10-Q; and

(iv) if the conditions set forth in Section 3.07(c)(i), Section 3.07(c)(ii) or Section 3.07(c)(iii) for any Merger Consideration Earnout Shares to be released from the Exchange Fund and distributed to the Company Equity Securityholders have not been, and become incapable of being, satisfied, then promptly thereafter such Merger Consideration Earnout Shares shall be automatically released to QTI Holdings for cancellation and the Company Equity Securityholders shall not have any right to receive such Merger Consideration Earnout Shares or any benefit therefrom.

SECTION 5.16 Brokers. Except for William Blair & Company L.L.C. and Northlands Securities, no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GigCapital5 or Merger Sub, except that with the prior written consent of the Company, not to be unreasonably conditioned, withheld or delayed, GigCapital5 may engage with other brokers, finders or investment bankers.

SECTION 7.18 Company Convertible Notes and Other Company Closing Debt.

(a) Converting Notes. Prior to the Closing, the Company shall use reasonable best efforts to comply with all notice and other provisions of the Company Convertible Notes. Furthermore, prior to the Closing, the Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of Converting Notes, in order to cause (a) the Converting Notes to be converted into Company Common Stock and (b) for all liens and security interests granted in favor of the holders of such Converting Notes to be terminated, each immediately prior to the Effective Time.

(b) Surviving Notes. The Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of Surviving Notes, in order to cause the Surviving Notes to be amended, effective immediately prior to the Closing, to provide that they will be assumed as notes of QTI Holdings upon the Closing that (i) are repayable in cash at the maturity date stated in such Surviving Notes for the principal amounts stated in such Surviving Notes plus accruing interest at the interest rate stated in such Surviving Notes, (ii) are not convertible into shares or other securities of any entity, (iii) except for the Yorkville Notes, to which the Surviving Notes shall be junior in right, are senior in right to any new post-Closing debt of QTI Holdings (but for the sake of clarity are junior in right to the existing outstanding debts of QTI Holdings (which for the sake of clarity is one and the same as GigCapital5) stated in the GigCapital5 SEC Reports or incurred to enable GigCapital5 to extend GigCapital5’s existing public company directors’ and officers’ liability insurance to provide coverage after September 23, 2023) and (iv) are not subject to a lien or security interest.

(c) Company New Note. The Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of the Company New Note, in order to cause the Company New Note to be amended, effective immediately prior to the Closing, to provide that it will be assumed as a note of QTI Holdings upon the Closing that (i) will be repayable in cash in accordance with the payment schedule set forth in Schedule 3.04, (ii) shall be junior in right to the Yorkville Notes and pari passu in right to the existing outstanding debts of QTI Holdings (which for the sake of clarity is one and the same as GigCapital5) stated in the GigCapital5 SEC Reports but junior in right to the existing outstanding debts of QTI Holdings incurred to enable GigCapital5 to extend GigCapital5’s existing public company directors’ and officers’ liability insurance to provide coverage after September 23, 2023.

SECTION 7.20 Yorkville SEPA. From and after September 21, 2023 through the Closing, GigCapital5 shall use its reasonable best efforts to negotiate and enter into, and the Company shall use its reasonable best efforts to cooperate with and assist GigCapital5 in negotiating and entering into, the Yorkville SEPA, and following such entry (which the parties acknowledge may not occur), and only upon such entry, GigCapital5 shall use its reasonable best efforts to satisfy, and the Company shall use its reasonable best efforts to cooperate with and assist GigCapital5 in satisfying the conditions precedent to the funding of the first Pre-Paid Advance (as defined in the Yorkville SEPA) set forth in Annex II to the Yorkville SEPA. The Company hereby acknowledges and agrees that it (a) has reviewed the draft version as of the date of this Agreement of the Yorkville SEPA, and the Yorkville Notes to be issued pursuant to the Yorkville SEPA, and consented to and approved GigCapital5 entering into the Yorkville SEPA and the Yorkville Notes in connection with the transactions contemplated by this Agreement, and (b) shall take such actions as GigCapital5 may reasonably request to consummate and effect the transactions contemplated by the Yorkville SEPA and the Yorkville Notes.

SECTION 8.02 Conditions to the Obligations of GigCapital5 and Merger Sub. The obligations of GigCapital5 and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by GigCapital5 (where permissible) at or prior to the Closing of the following additional conditions:

(l) Company Convertible Notes and Company New Note. The Converting Notes shall have been converted into Company Common Shares immediately prior to the Effective Time, the Surviving Notes and the Company New Note shall have been amended consistent with the provisions of Section 7.18 and otherwise in form and substance reasonably satisfactory to GigCapital5.

(m) Company Closing Debt. The Company Closing Debt shall be no more than $4,800,000.

SECTION 9.01 Termination.

(b) by written notice by either GigCapital5 or the Company if the Effective Time shall not have occurred prior to December 31, 2023 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to GigCapital5 or Merger Sub at or prior to the Closing, to:

GigCapital5, Inc.

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

Attention:	Dr. Raluca Dinu, President and Chief Executive Officer
Dr. Avi S. Katz, Executive Chairman of the Board

Email: raluca@gigcapitalglobal.com

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

If to the Company at or prior to the Closing, to:

QT Imaging, Inc.

3 Hamilton Landing

Suite 160

Novato, CA 94949

Attention: Dr. John C. Klock, Chief Executive Officer

Email: john.klock@qtimaging.com

with a copy (which will not constitute notice) to:

Brown Rudnick LLP

601 13th Street N.W.

Washington, DC 20005

Attention: Andrew J. Sherman

Telephone No.: 202 536 1715

E-mail: asherman@brownrudnick.com

if to QTI Holdings or the Surviving Corporation post-Closing, to

QTI Imaging Holdings, Inc.

3 Hamilton Landing

Suite 160

Novato, CA 94949

Attention: Dr. John C. Klock, Chief Executive Officer

Email: john.klock@qtimaging.com

with a copy (which will not constitute notice) to:

Brown Rudnick LLP

601 13th Steet N.W.

Washington, DC 20005

Attention: Andrew J. Sherman

Telephone No.: 202 536 1715

E-mail: asherman@brownrudnick.com

and

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

SCHEDULE 2.05

Initial Post-Closing QTI Holdings Directors

Sponsor Directors:

1. Dr. Avi S. Katz – Independent Director, Class II, Chairman of the QTI Holdings Board, Nominating and Corporate Governance Committee (Chair), Compensation Committee

2. Dr. Raluca Dinu – Independent Director, Class III, Compensation Committee (Chair), Audit Committee

3. Dotty Hayes – Independent Director, Class I, Audit Committee (Chair), Nominating and Corporate Governance Committee

Company Directors:

1. Dr. John Klock – Non-independent Director, Class III

2. Dan Dickson – Independent Director, Class I, Compensation Committee

3. Gerald McMorrow — Independent Director, Class II, Audit Committee